________________________________________________________________________________


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ______________________

                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



              Date of Report (date of earliest event reported)
                               August 28, 1995



                       REPUBLIC WASTE INDUSTRIES, INC.

           (Exact name of registrant as specified in its charter)



                Delaware            0-9787            73-1105145
           _________________    ________________   _______________

            (State of other     (Commission File   (I.R.S. Employer
              jurisdiction           Number)        Identification
            of incorporation)                       No.)



                           200 East Las Olas Blvd.
                                 Suite 1400
                        Ft. Lauderdale, Florida 33301

                  (Address of principal executive offices)


             Registrant's telephone number, including area code
                               (305) 761-8333


________________________________________________________________________________

      With respect to each contract, agreement or other document referred to herein and filed with the Securities and Exchange Commission (the "Commission") as an exhibit to this report, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


ITEM  5.    OTHER EVENTS.

ACQUISITION OF KERTZ SECURITY SYSTEMS, INC. AND AFFILIATE

      A.    MERGER AGREEMENT.

      As of August 24, 1995, Republic Waste Industries, Inc., a Delaware corporation ("Republic"), RKSA, Inc., a Florida corporation and wholly-owned subsidiary of Republic ("RKSA I"), RKSA II, Inc., a Florida corporation and wholly-owned subsidiary of Republic ("RKSA II"), Kertz Security Systems, Inc., a Florida corporation ("Kertz I"), Kertz Security Systems II, Inc., a Florida corporation ("Kertz II" and together with Kertz I, "Kertz"), and the shareholders of Kertz, Leon H. Brauser, Robert Brauser, Michael Brauser and Joel Brauser, each a resident of the State of Florida (together, the "Brausers") entered into a Merger Agreement (the "Merger Agreement"), pursuant to which, on August 28, 1995, (i) RKSA I was merged with and into Kertz I, resulting in Kertz I becoming a wholly-owned subsidiary of Republic (the "Kertz I Merger"); and (ii) RKSA II was merged with and into Kertz II, resulting in Kertz II becoming a wholly-owned subsidiary of Republic (the "Kertz II Merger" and together with the Kertz I Merger, the "Merger") on the terms set forth in the Merger Agreement. The Merger Agreement is attached hereto as Exhibit
(c)(2.1) and is incorporated herein by reference for all purposes.

      The Merger will be accounted for as a pooling of interests business combination. In exchange for all of the issued and outstanding shares of capital stock of Kertz in the Merger, the Brausers were issued an aggregate of 1,090,000 shares of common stock, $.01 per share par value, of Republic ("Common Stock"). Certain of the shares of Common Stock were held back by Republic in connection with certain indemnification obligations of the Brausers pursuant to the Merger Agreement. The terms and conditions of the Merger were determined by arm's-length negotiations between Republic and Kertz. The 1,090,000 shares of Common Stock issued in the Merger are restricted under Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), and, pursuant to the terms and conditions of the Merger Agreement, are to be registered under the Act for resale by the Brausers as soon as practicable.

      At the closing of the Merger, Republic entered into a consulting agreement with Leon Brauser pursuant to which Leon Brauser agreed to perform certain consulting services for Kertz and to certain covenants not to compete with Kertz, and pursuant to which Leon Brauser was granted options to purchase 100,000 shares of Common Stock at an exercise price of $22.125 per share (which was the closing sale price of a share of Common Stock as reported by the Nasdaq Stock Market on August 25,
1995). In addition, Republic agreed to employ Michael, Robert and Joel Brauser, and Michael Brauser was named Senior Vice President of Kertz.
Michael, Robert and Joel Brauser will be eligible to receive option grants from time to time under Republic's employee stock option plans.

     B.   EXPANSION OF BUSINESS OPERATIONS

      The Merger is consistent with Republic's previously announced business strategy of expanding its operations outside of solid waste management and related lines of business to become a more diversified service company. As a result of the Merger, Republic has expanded its operations to include the business of providing electronic security services through Kertz.

      Kertz is engaged in the electronic security services business, which consists of the sale, installation, and maintenance of electronic security systems for commercial and residential use as well as the continuous electronic monitoring of installed security systems. Kertz installs modern electronic devices in its customers' businesses and residences to provide detection of events, such as intrusion or fire. Kertz purchases the components of the systems it installs and maintains from various manufacturers. The products and services marketed in the electronic security services industry by Kertz and others range from basic residential systems that provide entry and fire detection to sophisticated commercial systems incorporating closed circuit television systems and access control. Detection systems may be continuously monitored by centralized monitoring stations which are linked to the customer through telephone lines. Kertz operates a central monitoring station in Fort Lauderdale, Florida, from which it monitors over 30,000 businesses and residences predominantly in the Miami/Fort Lauderdale, Orlando and Tampa, Florida areas by local and long distance telephone lines. Upon detecting an intrusion or other event at a customer's business or residence, the central monitoring station calls the customer and, if necessary, the local police, fire, ambulance or other authorities.

      The electronic security services industry has high fixed costs associated with owning and operating a central monitoring station, but has low marginal costs associated with providing monitoring services to additional customers. Management of Republic believes that there is a significant opportunity for achieving economies of scale by consolidation of monitoring and administrative functions, as the electronic security services industry in the United States is highly fragmented. Republic estimates that the five largest companies in the electronic security services industry in the United States have a combined market share of approximately 13 per cent, based on sales revenue, with well over 12,000 local and regional companies constituting the remainder of the market. According to an industry trade journal, Security Distributing and Marketing, Kertz is the 22nd largest provider of electronic security services in the nation. Republic estimates that Kertz will have approximately $14 million in revenue in 1995.

      Republic's strategy is to market and install large numbers of new residential security systems and to provide continuous electronic monitoring of such new systems. Republic plans to implement this strategy by expanding Kertz's sales, advertising and marketing programs to achieve internal growth. In addition, Republic plans to expand the customer base of its electronic security services business through acquisitions of other entities providing such services in various Florida markets and other areas. However, there is substantial competition in the industry, and some of Republic's competitors have substantial financial and other resources.


ITEM  7.    FINANCIAL INFORMATION AND EXHIBITS.

      (a)-(b)     Not applicable.

     *(c)(2.1)    Merger Agreement.





_______________

*  Filed herewith.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            REPUBLIC WASTE INDUSTRIES, INC.



Date:  September 1, 1995                    By: /s/ Gregory K. Fairbanks
                                                ---------------------------
                                                Gregory K. Fairbanks,
                                                Chief Financial Officer and
                                                Executive Vice President

                              INDEX TO EXHIBITS



Exhibit
Number

 (a)-(b)    Not applicable.

*(c)(2.1)   Merger Agreement entered into as of August 24, 1995 among Republic
            Waste Industries, Inc., a Delaware corporation; RKSA, Inc., a
            Florida corporation; RKSA II, Inc., a Florida corporation; Kertz
            Security Systems, Inc., a Florida corporation; Kertz Security
            Systems II, Inc., a Florida corporation; Leon H. Brauser, Robert
            Brauser, Michael Brauser and Joel Brauser.





_______________

*  Filed herewith.